UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2009

ANESIVA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50573	77-0503399
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Oyster Point Boulevard, Suite #502

South San Francisco, CA, 94080

(Address of principal executive offices)

(650) 624-9600

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On October 30, 2009, Anesiva, Inc. (“Anesiva”) announced that its 2009 Annual Meeting of Stockholders will be held on December 3, 2009 at 9:00 a.m. PST at 400 Oyster Point, Suite 107A, South San Francisco, California. A copy of Anesiva’s press release is attached hereto as Exhibit 99.1.

Additional Information and Where to Find It

Anesiva has a filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with the 2009 Annual Meeting of Stockholders. Investors and security holders are urged to read the definitive proxy statement because it contains important information about the 2009 Annual Meeting of Stockholders. Investors and security holders may obtain free copies of this document and other documents filed with the SEC at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Anesiva by contacting John Tran at 650-624-9600.

Anesiva and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Anesiva in connection with the 2009 Annual Meeting of Stockholders. Information regarding the special interests of these directors and executive officers is included in the definitive proxy statement of Anesiva described above. Additional information regarding the directors and executive officers of Anesiva is also included in Anesiva’s Annual Report on Form 10-K, which was filed with the SEC on March 25, 2009, and in any documents subsequently filed by the directors and executive officers under the Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated October 30, 2009, entitled “Anesiva Announces Date for 2009 Annual Meeting of Stockholders to Vote on Proposed Merger.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Anesiva, Inc.

Date: October 30, 2009	/s/ JOHN H. TRAN
John H. Tran,
Vice President, Finance and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated October 30, 2009, entitled “Anesiva Announces Date for 2009 Annual Meeting of Stockholders to Vote on Proposed Merger.”